UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2012

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 20, 2012, the Company completed its previously announced sale of the assets of its Supermetals business to Global Advanced Metals Pty Ltd., an Australian company ("GAM").
The purchaser paid $175 million at the closing and assumed certain liabilities associated with the Supermetals business. In addition, the Company (i) received two-year promissory notes, which may be pre-paid by GAM at any time prior to maturity, for total aggregate payments of $215 million (consisting of principal, imputed interest and a prepayment penalty, if applicable), secured by liens on the property and assets of the acquired business and guaranteed by the GAM corporate group and (ii) will receive quarterly cash payments to be made in each calendar quarter that the promissory notes are outstanding in an amount equal to 50% of cumulative annual adjusted EBITDA of the acquired business for the relevant calendar quarter. Regardless of the adjusted EBITDA generated, a minimum payment of $11.5 million is guaranteed in the first year following the closing of the transaction pursuant to one-year promissory notes. In connection with the transaction, the Company also sold to GAM its excess inventory for approximately $50 million. Payment for the excess inventory was made with a two-year promissory note, which is also secured by liens on the property and assets of the acquired business and guaranteed by the GAM corporate group.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on January 23, 2012 regarding the matters described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information (including the exhibit hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Pro forma financial statements are not included in this filing as the Company’s Supermetals business operating results have been properly presented as discontinued operations and assets sold and liabilities assumed by GAM are all classified as held for sale in the Company’s Form 10-K filed with the SEC on November 29, 2011. The cash and promissory notes received as consideration for the sale as noted in Item 2.01 will be reflected as assets in our consolidated balance sheet.

(d) Exhibits.

Exhibit 99.1 Press release issued by the Company on January 23, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

January 23, 2012	By:	/s/ Eduardo E. Cordeiro

Name: Eduardo E. Cordeiro
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on January 23, 2012